UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2024

Motorsport Games Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39868	86-1791356
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5972 NE 4th Avenue Miami, FL	33137
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 507-8799

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	MSGM	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Stanley Beckley as Chief Financial Officer

On May 16, 2024, the nominating and governance committee of the board of directors of Motorsport Games Inc., a Delaware corporation (the “Company”), appointed Stanley Beckley, 42, currently the Company’s Interim Chief Financial Officer, to serve as the Company’s Chief Financial Officer (“CFO”) on a permanent basis. Mr. Beckley previously served as the Company’s Interim CFO from November 8, 2023 until this current appointment.

Information regarding Mr. Beckley’s positions and offices with the Company and business experience is disclosed under Item 5.02 of the Company’s Quarterly Report on Form 10-Q, which was filed with the Securities and Exchange Commission on November 7, 2023. There is no arrangement or understanding between Mr. Beckley and any other person pursuant to which Mr. Beckley was selected as CFO, and there are no family relationships between Mr. Beckley and any of the Company’s directors or executive officers. There are no transactions involving Mr. Beckley that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Mr. Beckley will continue to participate in the benefit and other plans and arrangements he currently participates in, as described under “Executive Compensation – Compensation Discussion and Analysis” in the Company’s definitive Proxy Statement for its 2024 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on April 19, 2024.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Motorsport Games Inc.

Date: May 20, 2024	By:	/s/ Stephen Hood
Stephen Hood
Chief Executive Officer and President

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